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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Ecology Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 6, 1998, included in this Form 10K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, and 33-11578, and Registration Statement on Form S-3 File No. 333-35261 each as filed with the Securities and Exchange Commission.


Balukoff, Lindstrom & Co., P.A.

/s/ Balukoff, Linstrom, & Co., P.A.


Boise, Idaho
March 30, 1998